Exhibit 1.1

Execution Version

UMH PROPERTIES, INC.

Common Stock, $0.10 par value per share

AMENDMENT NO. 1 TO THE EQUITY DISTRIBUTION AGREEMENT

May 12, 2026
BMO Capital Markets Corp.
151 W 42nd Street
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

Compass Point Research & Trading, LLC
1055 Thomas Jefferson Street, NW, Suite 303
Washington, DC 20007

Ladies and Gentlemen,

Reference is made to the Equity Distribution Agreement, dated September 16, 2024 (the “Agreement”), by and among UMH Properties, Inc., a Maryland corporation (the “Company”), BMO Capital Markets Corp., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, B. Riley Securities, Inc., Compass Point Research & Trading, LLC and Janney Montgomery Scott LLC (each an “Agent” and collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, $0.10 par value per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”) through or to the Agents, acting as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

The parties desire to amend the Agreement through this Amendment No. 1 to the Equity Distribution Agreement (this “Amendment”) to make certain changes to the Agreement effective as of the date hereof.

1.          Amendments to Agreement. The Agreement is amended as follows:

Pursuant to that certain termination notice delivered by Janney Montgomery Scott LLC to the Company on May 11, 2026, Janney Montgomery Scott LLC is no longer a party to the Agreement as of such date and, accordingly, from and after such date, (i) all references to Janney Montgomery Scott LLC shall be deemed removed from the Agreement, (ii) the term “Agents” as used in the Agreement shall be deemed to refer to BMO Capital Markets Corp., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, B. Riley Securities, Inc. and Compass Point Research & Trading, LLC (collectively, the “Continuing Agents”) and (iii) the Agreement, as hereby amended, shall continue in effect between the Company and the Continuing Agents.

2.      Governing Law. THIS AMENDMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AMENDMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

3.         Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

4.         Agreement Remains in Effect. Except as provided in this Amendment, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Continuing Agents.

Very truly yours,

UMH PROPERTIES, INC.

By:	/s/ Anna T. Chew
Name: Anna T. Chew
Title: Executive Vice President and Chief Financial Officer

Signature Page to Amendment to the Equity Distribution Agreement

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

J.P. MORGAN SECURITIES LLC

By:	/s/ Preston T. Ryman
Name: Preston T. Ryman
Title: Vice President

B. RILEY SECURITIES, INC.

By:	/s/ Michael Cavanaugh
Name: Michael Cavanaugh
Title: Managing Director

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Christopher Nealon
Name: Christopher Nealon
Title: President & COO

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

Signature Page to Amendment to the Equity Distribution Agreement